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EXHIBIT 14




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 11, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of Scudder Growth and Income Fund which are also incorporated by reference into the Registration Statement.






PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000



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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 8, 1999, relating to the financial statements and financial highlights appearing in the September 30, 1999 Annual Report to Shareholders of AARP Growth and Income Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated February 1, 2000.






PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000